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                                                                Exhibit 10.43(a)

                               AMENDMENT AGREEMENT

         THIS AMENDMENT AGREEMENT (this "Agreement") is made and entered into as of the 16th day of February, 2001, by and between COGENTRIX ENERGY, INC., a North Carolina corporation (the "Corporation"), and JAMES R. PAGANO (the "Executive").

                              Statement of Purpose

         The Corporation and the Executive are parties to an Executive Employment Agreement dated as of January 1, 1999 covering the terms and conditions of the Executive's employment with the Corporation (the "Employment Agreement"). The Corporation and the Executive desire to amend the Employment Agreement in certain respects, and this Amendment Agreement sets forth such amendments.

         NOW, THEREFORE, in consideration of the Statement of Purpose and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. Subparagraph b. of paragraph 3 of the Employment Agreement is hereby amended by deleting said subparagraph in its entirety and by substituting in lieu thereof the following new subparagraph:

                  "b. Executive will participate in the Corporation's Profit Sharing Plan at a level equal to no less than 0.5% for the 1999 fiscal year and no less than 0.7% for the 2000 fiscal year and each year thereafter during the term of this Agreement of Net Income Before Taxes, as defined in the Profit Sharing Plan Agreement between Executive and the Corporation (the "Profit Sharing Agreement"), and in addition, is entitled to participate in the bonuses paid pursuant to the Amended and Restated Incentive Bonus Plan Agreement (the "Incentive Bonus Agreement") between Executive and the Corporation."

         2. Subparagraph a. of paragraph 4 of the Employment Agreement is hereby amended by deleting said subparagraph in its entirety and by substituting in lieu thereof the following new subparagraph:

                  "a. The Corporation may terminate Executive's employment under this Agreement at any time upon thirty (30) days written notice subject to the terms and conditions specified herein. In the event Executive is involuntarily terminated at any time, Executive shall receive within thirty days after such termination a single lump sum severance payment under this Agreement in cash equal to the product of (A) five times (B) the total compensation (including, without limitation, Base Salary, performance bonus, bonus under the Incentive Bonus Plan Agreement and distribution under the Profit Sharing Agreement) earned by Executive for the calendar year immediately preceding the calendar year of Executive's involuntary termination (whether or not actually received by Executive in such calendar year). Such payment shall be independent of, and in addition to, any amounts due and payable to Executive under the Profit Sharing


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         Agreement and the Incentive Bonus Agreement between Executive and the
         Corporation."

         3. Subparagraphs a. and b. of paragraph 5 of the Employment Agreement are hereby amended by deleting said subparagraphs in their entirety and by substituting in lieu thereof the following new subparagraphs:

                  "a. Executive may terminate his employment immediately upon written notice to the Corporation at any time during the one year period commencing upon the occurrence of a Change of Control. In such event, Executive shall be deemed to have been involuntarily terminated, and Executive shall be entitled to receive the severance payment described in paragraph 4 within thirty days after such termination.

                  b. In the event any payment, benefit or distribution made or provided by the Corporation to or for the benefit of Executive (whether paid or provided pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payment required under this subparagraph b) (a "Payment") is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (the "Code") or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, the "Excise Tax"), then Executive shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount such that after payment by Executive of all taxes on the Gross-Up Payment (including any interest or penalties imposed with respect to such taxes and any income taxes and Excise Tax imposed on the Gross-Up Payment), Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed on the Payment."

         4. Except as expressly amended hereby, the Employment Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       COGENTRIX ENERGY, INC.



                                       By:
                                           -------------------------------------
                                            David J. Lewis,
                                            Chairman and Chief Executive Officer



                                       -----------------------------------------
                                       James R. Pagano


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